EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 29, 2006, relating to the financial statements appearing in the Annual Report on Form 10-K of American Shared Hospital Services for the year ended December 31, 2005.
/s/ MOSS ADAMS, LLP
San Francisco, California
December 13, 2006